UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2009

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

109 North Post Oak Lane, Suite 422, Houston, Texas 77024

 (Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 entry into a material definitive agreement

Effective February 28, 2009, Nova Biofuels Seneca, LLC (“Nova Biofuels Seneca”), a subsidiary of Nova Biosource Fuels, Inc. (the “Company”), entered into the eighth amendment (the “Amendment”) to the $41 million senior secured construction, term and working capital credit facility (the “Credit Facility”) among Nova Biofuels Seneca, the Lenders party thereto, WestLB AG, New York Branch, as administrative agent for the Lenders, WestLB AG, New York Branch, as Issuing Bank with respect to the Letters of Credit, WestLB AG, New York Branch, as collateral agent for the Senior Secured Parties, WestLB AG, New York Branch, as lead arranger and sole bookrunner, and Sterling Bank, a Texas banking corporation, as accounts bank.  The Amendment changes the required date of conversion of the construction loan facility to a term loan from to February 28, 2009 to March 31, 2009.  In addition, on March 3, 2009, WestLB agreed to waive certain covenant defaults under the Credit Facility and the requirement of Nova Biofuels Seneca to make its scheduled principal and interest payments previously due on March 3, 2009 until March 20, 2009 while the parties continue to evaluate the Credit Facility and the project’s financial condition and working capital requirements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ Jay Fillman
Jay Fillman
Chief Financial Officer

Date: March 4, 2009